EXHIBIT 3.39

CERTIFICATE OF INCORPORATION

of

NEW CMC ELECTRONICS, INC.

FIRST: The name of the Corporation is NEW CMC ELECTRONICS, INC.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000, and the par value of each of such shares is $1.00.

FIFTH: The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Jeanne E. Wham	30 Rockefeller Plaza
24th Floor
New York, New York 10112

SIXTH: The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and to the extent that the By-Laws so provide.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument on the 12th day of September 1984 and does thereby acknowledge that it is her act and deed and that the facts stated therein are true.

/s/ Jeanne E. Wham
Jeanne E. Wham
Sole Incorporator

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEW CMC ELECTRONICS, INC.

Adopted in Accordance with the

Provisions of Section 242 of the

General Corporation Law

of the State of Delaware

The undersigned President and Secretary of New CMC Electronics, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify that:

FIRST: New CMC Electronics, Inc. is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on the 13th of September, 1984.

SECOND: The Certificate of Incorporation of said corporation has been amended as follows:

By striking out Article FIRST thereof as it presently exists and substituting in lieu thereof a new Article FIRST, reading as follows:

“FIRST: The name of the Corporation is CMC ELECTRONICS, INC.”

THIRD: Such amendment has been duly adopted by the written consent of the sole stockholder of New CMC Electronics, Inc. in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: Such amendment shall be effective immediately.

IN WITNESS WHEREOF, we have signed this certificate this first day of January, 1986.

/s/ James E. Soos
President
James E. Soos

Attest:	/s/ Harold N. Hardman
Secretary
Harold N. Hardman

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

CMC ELECTRONICS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That by an action of the Board of Directors of CMC Electronics, Inc. without a meeting, signed on November 6, 2000, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting the amendment to the stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the Corporation is Northstar Technologies, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a resolution of sole shareholder in lieu of meeting of said corporation was duly signed in accordance with Section 228 of the General Corporation Law of the State of Delaware in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, said CMC Electronics, Inc. has caused this certificate to be signed by Jean-Denis Roy, an Authorized Officer, this 6th day of November, 2000.

By:	/s/ Jean-Denis Roy
Authorized Officer

Title:	General Counsel and Corporate Secretary

Name:	Jean-Denis Roy

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NORTHSTAR TECHNOLOGIES, INC.

Northstar Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted the following resolution:

“RESOLVED:	That the Board of Directors hereby declares it advisable and in the best interests of the Corporation that Article FIRST of the Certificate of Incorporation be amended in its entirety to read as follows:

“FIRST: The name of the Corporation is CMC Electronics Acton Inc.”

SECOND: That such amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by W. James Close, its President, this 13th day of December, 2002.

NORTHSTAR TECHNOLOGIES, INC.

By:	/s/ W. James Close
W. James Close
President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of CMC ELECTRONICS ACTON INC., a Delaware Corporation, on this 23rd day of April, A.D. 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 23rd day of April, A.D., 2007.

By:	/s/ Robert D. George
Authorized Officer

Name:	Robert D. George
Print or Type

Title:	Vice President, Secretary and Treasurer